AGREEMENT TO ASSUME DEPOSIT LIABILITIES


                                  BY AND AMONG


                      FIRST COMMONWEALTH SAVINGS BANK FSB,
                       FIRST COMMONWEALTH FINANCIAL CORP.,
                                JOHN C. YORK, JR.


                                       AND


                                    TELEBANK








                             Dated as of May 2, 1996






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                                TABLE OF CONTENTS


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                                                                                                     Page
                                                                                                     ----

ARTICLE I     --   ASSUMPTION OF DEPOSIT LIABILITIES..................................................1

         1.1              Assumption of Deposit Liabilities...........................................1
         1.2              Brokered and Telebanking Deposits...........................................1
         1.3              Non-Assumed Liabilities.....................................................2

ARTICLE II    --  CLOSING.............................................................................2

         2.1              The Closing.................................................................2
         2.2              Assumption of Deposit Liabilities...........................................2
         2.3              Payment for Assumption of Deposit Liabilities...............................2
         2.4              Fiduciary Relationships.....................................................2
         2.5              Names and Marks.............................................................2
         2.6              Proration...................................................................3
         2.7              Transitional Matters........................................................3
         2.8              Post-Closing Adjustments....................................................3
         2.9              SAIF Assessment; Escrow ....................................................4

ARTICLE III       --   THE BUYER'S REPRESENTATIONS AND WARRANTIES.....................................5

         3.1              Authority Relative to this Agreement........................................5
         3.2              Organization and Good Standing..............................................5
         3.3              Governmental Notices........................................................5
         3.4              Litigation..................................................................5
         3.5              Advice of Changes...........................................................6
         3.6              Other Information...........................................................6
         3.7              Community Reinvestment Act..................................................6
         3.8              Regulatory Capital and Condition............................................6
         3.9              Compliance With Law.........................................................6
         3.10             Brokers.................................................................... 6
         3.11             Financial Statements....................................................... 6

ARTICLE IV    --  THE REPRESENTATIONS AND WARRANTIES OF THE SELLER,
                       THE HOLDING COMPANY AND YORK...................................................7

         4.1              Authority Relative to this Agreement........................................7
         4.2              Organization and Good Standing..............................................7
         4.3              Governmental Notices........................................................8
         4.4              Litigation..................................................................8
         4.5              Compliance with Law.........................................................8
         4.6              Deposit Liabilities.........................................................8
         4.7              Regulatory Capital and Condition............................................9
         4.8              Community Reinvestment Act..................................................9

         4.9              Other Information...........................................................9

         4.10             Advice of Changes...........................................................9
         4.11             Brokers.....................................................................9
         4.12             Financial Statements; Filings...............................................9
         4.13             Certain Other Agreements/Plan of Liquidation...............................10

ARTICLE V     --  COVENANTS OF THE BUYER..............................................................10

         5.1              Confidentiality.............................................................10
         5.2              Use of the Seller's Name....................................................11
         5.3              Best Efforts to Satisfy Conditions..........................................11

ARTICLE VI    --  COVENANTS OF THE SELLER, THE HOLDING COMPANY
                       AND YORK.......................................................................11

         6.1              Access to Records and Information; Personnel; Customers.....................11
         6.2              Conduct of Business; Certain Covenants......................................11
         6.3              Negative Covenants..........................................................12
         6.4              Confidentiality.............................................................12
         6.5              Transfer of Data............................................................12
         6.6              Forms.......................................................................13
         6.7              Best Efforts to Satisfy Conditions..........................................13
         6.8              Further Assurances..........................................................13
         6.9              Covenant Not to Compete.....................................................13
         6.10             Consent of NationsBank......................................................14

ARTICLE VII   --   JOINT COVENANTS OF THE PARTIES.................................................14

         7.1              Required Approvals..........................................................14

ARTICLE VIII  --  CONDITIONS PRECEDENT TO THE SELLER'S
                       OBLIGATIONS....................................................................14

         8.1              Regulatory Approvals........................................................14
         8.2              Compliance by the Buyer.....................................................14
         8.3              Renewal of Representations and Warranties...................................14
         8.4              Delivery of Documents.......................................................15
         8.5              Litigation..................................................................15

ARTICLE IX    --  CONDITIONS PRECEDENT TO THE
                       BUYER'S OBLIGATIONS............................................................16

         9.1              Regulatory Approvals........................................................16

         9.2              Compliance by the Seller....................................................16

         9.3              Renewal of Representations and Warranties...................................16
         9.4              Delivery of Documents.......................................................16
         9.5              Litigation..................................................................18

ARTICLE X     --  TERMINATION.........................................................................18

         10.1             Termination Provisions......................................................18
         10.2             Procedure Upon Termination..................................................18

ARTICLE XI        --   EXPENSES.......................................................................19

         11.1             Expenses....................................................................19
         11.2             Brokers' Fees...............................................................19

ARTICLE XII       --   OTHER AGREEMENTS...............................................................19

         12.1             Backup Withholding..........................................................19
         12.2             IRAs and Keoghs.............................................................19
         12.3             Interest Reporting..........................................................19
         12.4             Pre-Closing Notices to Depositors...........................................20
         12.5             Post-Closing Certification..................................................20
         12.6             Post-Closing Access to Records..............................................20

ARTICLE XIII      --   INDEMNIFICATION................................................................20

         13.1             Indemnification of the Buyer................................................20
         13.2             Indemnification of the Seller, the Holding Company and York.................22
         13.3             Survival....................................................................24

ARTICLE XIV       --   AMENDMENT, WAIVER AND NOTICE...................................................24

         14.1             Amendment...................................................................24
         14.2             Waiver......................................................................24
         14.3             Notices.....................................................................24

ARTICLE XV        --   GENERAL........................................................................26

         15.1             Governing Law...............................................................26
         15.2             Entire Agreement............................................................26
         15.3             Method of Consent or Waiver.................................................26
         15.4             Public Announcement.........................................................26
         15.5             No Assignment...............................................................26
         15.6             Counterparts................................................................26
         15.7             Reliance on Headings, Etc...................................................26

         15.8             Specific Performance........................................................26
         15.9             Consent to Jurisdiction; Waiver of Jury Trial.............................. 26

EXHIBIT A        -     Deposits as of April 30, 1996

EXHIBIT B        -     Escrow Agreement

EXHIBIT C        -     Assignment and Assumption of Accounts Agreement

EXHIBIT D        -     Assignment,  Transfer and  Appointment of Successor  Trustee for
                          Individual  Retirement Accounts and Keogh Accounts

EXHIBIT E        -     Schedule of Holds


Schedules         -       Schedule 4.4(a)
                          Schedule 4.4(b)

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                                     - iv -

                     AGREEMENT TO ASSUME DEPOSIT LIABILITIES



         THIS AGREEMENT TO ASSUME DEPOSIT LIABILITIES (this "Agreement") is made and entered into this 2nd day of May, 1996, by and among FIRST COMMONWEALTH SAVINGS BANK FSB (the "Seller"), a federally chartered savings bank with its headquarters located at 301 South Washington Street, Alexandria, Virginia 22314, FIRST COMMONWEALTH FINANCIAL CORP (the "Holding Company"), a Virginia corporation with its headquarters located at 12105 Greenleaf Avenue, Potomac, Maryland 20854, John C. York, Jr. ("York"), an individual residing at 12105 Greenleaf Avenue, Potomac, Maryland 20854 and TELEBANK ("Buyer"), a federally chartered savings bank with its headquarters located at 1111 North Highland Street, Arlington, Virginia 22201.

                                   WITNESSETH:

         WHEREAS, the Seller desires to transfer and the Buyer desires to assume certain deposit accounts held by Seller and set forth as of April 30, 1996 in Exhibit A to this Agreement (the "Deposits");

         NOW, THEREFORE, in consideration of the premises and agreements herein contained, and for other consideration the receipt and sufficiency of which are hereby acknowledged, the Buyer, the Seller, the Holding Company and York agree as follows:

                                    ARTICLE I
                        ASSUMPTION OF DEPOSIT LIABILITIES

         1.1 Assumption of Deposit Liabilities. Upon the terms and subject to the conditions hereinafter set forth and except as otherwise provided herein, the Seller hereby agrees to transfer and assign, and the Buyer hereby agrees to accept and assume the Deposits, including principal and accrued interest thereon through the Closing Date, and all records or other documents pertaining in any way to the Deposits, provided that there shall be excluded from the Deposits any withdrawals therefrom which occur subsequent to the date of this Agreement but prior to or on the Closing Date and any deposits identified by the Seller for escheatment as of the Closing Date (such Deposits and accrued interest, less the excluded amounts, are hereinafter collectively referred to as the "Deposit Liabilities"). The term "accrued interest" shall mean interest on the Deposits which is accrued but unposted through the Closing Date.

         1.2 Brokered and Telebanking Deposits. Brokered deposits and telebanking deposits (in each case, as identified as such on Exhibit A) which mature prior to the Closing Date as set forth in Schedule 1 to Exhibit A, whether or not renewed, and to the extent not withdrawn, shall be included in the Deposit Liabilities, together with any accrued interest thereon. Between the date of this Agreement and the Closing Date, Seller shall not, without Buyer's prior consent, offer interest rates on Deposits other than those offered by Buyer on similar deposits in Buyer's ordinary course of business which rates shall be communicated by Buyer to Seller during the term of this Agreement ("Buyer Offered Rates"). Any Deposit listed on Schedule 1 which is renewed by the

Seller at the Buyer Offered Rate shall not be considered a Deposit Liability hereunder for the purposes of the Seller's payment of the Purchase Price Adjustment pursuant to Section 2.3 hereof. However, if any Deposit is renewed by the Seller at a non-Buyer Offered Rate, such Deposit shall be considered a Deposit Liability hereunder for the purposes of the Seller's payment of the Purchase Price Adjustment pursuant to Section 2.3.

         1.3 Non-Assumed Liabilities. The Seller shall continue to be responsible for all its known and unknown liabilities and obligations, whether arising before, on or after the Closing Date, not expressly assumed by the Buyer pursuant to this Agreement. Buyer is not agreeing to purchase any assets whatsoever of Seller hereby.

                                   ARTICLE II
                                     CLOSING

         2.1 The Closing. The assumption of the Deposit Liabilities by the Buyer hereunder shall be consummated and become effective, subject to the terms and conditions of this Agreement, immediately following a Closing (the "Closing") to be held at the offices of Elias, Matz, Tiernan & Herrick LLP, 734 15th Street, N.W., 12th Floor, Washington, D.C. 20005, or such other location as the parties may agree, not later than ten (10) business days following the receipt of all required approvals from regulatory authorities and the expiration of all required waiting periods, or on such other date thereafter as the parties hereto may agree. The transactions contemplated hereby shall become effective at the close of business on the Closing Date.

         2.2 Assumption of Deposit Liabilities. On the Closing Date, subject to the terms and conditions set forth in this Agreement, the Buyer shall assume full liability for the Deposit Liabilities as of the Closing Date in accordance with the terms of such Deposit Liabilities in effect on the Closing Date.

         2.3 Payment for Assumption of Deposit Liabilities. On the Closing Date, the Seller shall pay to the Buyer by wire transfer in immediately available funds the amount of the Deposit Liabilities as of the close of business on the day which is two (2) business days preceding the Closing Date (the "Estimation Date") plus the amount of the Deposit Liabilities as of the Estimation Date multiplied by 0.25% (the "Purchase Price Adjustment"). The amount of the Deposit Liabilities to be assumed and the payment to be made therefor shall be set forth on a closing statement ("Closing Statement") to be prepared as of the Estimation Date and as agreed to and executed by Buyer and Seller on the Closing Date.

         2.4 Fiduciary Relationships. The Buyer shall assume all of the fiduciary relationships of the Seller arising out of any Individual Retirement Account ("IRA") or Keogh Accounts ("Keoghs") included in the Deposit Liabilities, and with respect to such accounts, the Buyer shall succeed to all such fiduciary relationships of the Seller as fully and to the same extent as if the Buyer had originally acquired, incurred, or entered into such fiduciary relationships.

         2.5 Names and Marks. The Seller is not selling, assigning, conveying, transferring or delivering, nor shall the Buyer acquire any rights or interest in or to: (a) the name "First

Commonwealth Savings Bank FSB" or any derivation thereof; or (b) any logos, service marks or trademarks, advertising materials or slogans utilizing the name "First Commonwealth Savings Bank FSB" or any derivation thereof.

         2.6 Proration. The prepaid Federal Deposit Insurance Corporation ("FDIC") semi-annual insurance of accounts assessment with respect to the Deposit Liabilities shall be prorated between the parties on the basis of the days prepaid by Seller as of the Closing Date and such proration shall be reflected on the Closing Statement.

         2.7 Transitional Matters. (a) Following the Closing Date, the Buyer shall pay, in accordance with law and consistent with the terms of the Deposit Liabilities all properly drawn and presented withdrawal orders presented to the Buyer by mail or over the counter by depositors of the Deposit Liabilities on withdrawal order forms provided by the Seller, and in all other respects, to discharge, in the usual course of the banking business, the duties and obligations of the Seller with respect to the balances due and owing to the depositors whose Deposit Liabilities are assumed by the Buyer.

         (b) If any depositors having Deposit Liabilities, instead of accepting the obligations of Buyer to pay the Deposit Liabilities assumed hereunder, shall demand payment from Seller for all or any part of such Deposit Liabilities, Seller shall not be liable or responsible for making such payment except as required by law. Seller shall refer all such depositors to Buyer in the manner and with such instructions, if any, as shall hereafter be established by Seller and Buyer, and Buyer shall thereupon be responsible for making such payment to such depositor.

         (c) (i) After the Closing Date upon the request of Buyer and at the expense shared equally by the Buyer and Seller, Seller will conduct reasonable searches of its records pertaining to the Deposit Liabilities in connection with any specific customer inquiries concerning transactions involving the Deposit Liabilities and occurring prior to the Closing Date. All such searches will be performed by Seller in accordance with its ordinary business practices in responding to customer inquiries.

         (ii) Seller and Buyer further agree that at all times each party shall preserve and maintain the confidentiality of all such records of account and other depositor or customer information in accordance with customary banking practices and all applicable federal and state laws, rules and regulations.

         (iii) The Schedule of Holds as set forth on Exhibit E is a true and correct copy of the holds that have been placed by Seller on particular Deposit Liabilities as of the date hereof. Seller will update such Schedule as of the Closing Date.

         (iv) Seller and Buyer shall cooperate and use their best efforts to assist in the transfer to Buyer of the Deposit Liabilities, and shall take all actions necessary to accomplish such transfer, including, but not limited to the provision of any required notices to customers and the obtaining of all governmental approvals.

         2.8 Post-Closing Adjustments. (a) Within ten (10) business days after the Closing Date (the "Post-Closing Adjustment Payment Date"), the parties shall make an appropriate post-closing adjustment payment (the "Post-Closing
Adjustment Payment"), consistent with this Section 2.8, with respect to the Deposit Liabilities. The Post-Closing Adjustment Payment shall be in such amount as shall be necessary to update the calculation of the amount of Deposit
Liabilities and the pro-rated FDIC semi-annual assessment as if such calculations were made as of the close of business on the Closing Date. The Post-Closing Adjustment Payment shall be paid by wire transfer to the previously designated accounts by the Seller or Buyer on or before the Post-Closing Adjustment Payment Date, without interest.

                  (b) In the event that the amount of the Post-Closing Adjustment Payment is in dispute, the parties agree to use their best efforts to resolve any disputed amounts by mutual agreement within a thirty (30) calendar day period (the "Resolution Period"). In the event that any dispute shall remain unresolved after the end of such Resolution Period, Buyer and Seller shall mutually select an independent third party, such as a consultant, independent accountant or appraiser, who shall render a decision on such dispute within sixty (60) calendar days following the Resolution Period. In the event Buyer and Seller cannot mutually agree to the identity of such an independent third party, Buyer and Seller shall each select an independent party who in turn shall select the independent party who is to resolve the dispute. All costs of such third party or parties shall be borne by the party (that is, Buyer or Seller) against whom such independent third party resolves the dispute, without allocation in any way to the other party.

         2.9 SAIF Assessment; Escrow. (a) Seller will reimburse Buyer for any special deposit insurance assessment (excluding regular semi-annual assessments) charged or assessed to Buyer (the "SAIF Special Assessment") as a result of new federal legislation or otherwise addressing the recapitalization of the Savings Association Insurance Fund ("SAIF") assessed upon the Deposit Liabilities as of the Closing Date in an amount equal to the amount actually paid by Buyer times
 .62, which amount shall be paid in whole or part from the proceeds of an escrow account to be established pursuant hereto.

                  (b) Buyer and Seller shall agree on an escrow agent, which shall be an insured depository institution with an office located in the Commonwealth of Virginia, which has assets in excess of $500 million (the "Escrow Agent"). The fees and expenses of the Escrow Agent shall be paid from interest earned on the escrow account, and to the extent such interest is insufficient, such fees and expenses shall be shared equally by the Buyer and the Seller. The Buyer, Seller and Escrow Agent shall, on or before the Closing Date, enter into an Escrow Agreement, in the form substantially as set forth in Exhibit B, which shall provide, among other things, that the Seller shall deposit with the Escrow Agent, in an interest bearing account, an amount of cash equal to 0.527% of the Deposit Liabilities as of the Estimation Date (the "Escrow Payment"). The Escrow Agent will be instructed, pursuant to the Escrow Agreement, to pay such amount to the Buyer if: (i) a federal law is enacted or other federal action is taken requiring the payment of a one-time fee to recapitalize the SAIF; (ii) Buyer provides evidence to the Escrow Agent that it has paid such fee to SAIF, the FDIC or the U.S. Treasury, which fee is directly related to the Deposit Liabilities assumed hereby in the amount of the Deposit Liabilities as of the Closing Date and no more (but such payment to the Buyer from the escrowed funds shall not be in excess of what the Buyer actually paid to or for the benefit of the SAIF, with the remainder, if any, to be paid to the Seller or its successor); and (iii) the Escrow Agreement has not been terminated. On the Post-Closing Adjustment Date, the Escrow Payment shall be recalculated by multiplying the updated calculation of the amount of the Deposit Liabilities provided for in Section 2.8(a) times 0.527%. If this recalculation of the Escrow Payment yields a different amount than the amount paid into escrow on the Closing Date, the difference between the recalculated number and the amount paid on the Closing Date shall be paid by or to the Seller, as appropriate, into or out of escrow in the manner provided in this
Section 2.9. The Escrow Agreement shall terminate automatically 730 days from the date of this Agreement and all funds held by the Escrow Agent as of such date shall be promptly paid to the Seller or its successor. If the amount held in escrow shall be insufficient to reimburse Buyer hereunder, Seller shall pay the difference to Buyer in immediately available funds within five (5) business days after receipt of a written request therefor from Buyer.

                                   ARTICLE III
                   THE BUYER'S REPRESENTATIONS AND WARRANTIES

The Buyer represents and warrants to the Seller, the Holding Company and York as follows:

         3.1 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized and approved by all necessary corporate action on the part of the Buyer, and this Agreement is legally binding and enforceable against the Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting the conservatorship or receivership of federal savings banks or the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. This Agreement and the transactions contemplated hereby do not and, subject to receipt of all required approvals and consents, will not violate any of the provisions of, or constitute a default under: (a) the Charter or Bylaws of the Buyer; or (b) any other material agreement, commitment or instrument to which the Buyer is a party or by which any of its properties or assets are bound; or, (c) constitute a violation by the Buyer of any law, rule or regulation of any governmental authority.

         3.2 Organization and Good Standing. The Buyer is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States and its deposits are insured by the FDIC, through the SAIF, to the maximum extent provided by law and no action is pending or, to the knowledge of Buyer, threatened by the FDIC with respect to the termination of such insurance. Buyer has the corporate power and authority to carry on its business as it is now being conducted, including the assumption of the Deposit Liabilities, and to consummate the transactions contemplated by this Agreement.

         3.3 Governmental Notices. The Buyer has received no notice from any federal, state, or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

         3.4 Litigation. There is no action, suit, or proceeding or, to the knowledge of Buyer, any investigation of any nature pending against the Buyer or, to the knowledge of the Buyer, threatened against or affecting the Buyer before any court or arbitrator or any governmental body, agency, or official that challenges the validity or legality of the transactions contemplated by this Agreement or which would materially adversely affect the regulatory capital of Buyer or which could materially adversely affect the ability of the Buyer to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement.

         3.5 Advice of Changes. Between the date hereof and the Closing Date, the Buyer will promptly advise the Seller, the Holding Company and York in writing of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

         3.6 Other Information. No representation or warranty by the Buyer contained in this Agreement or disclosure by the Buyer in any certificate or other instrument or document furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement, and no information furnished or to be furnished by the Buyer for use in applications to various regulatory authorities, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

         3.7 Community Reinvestment Act. The most recent rating from the Office of Thrift Supervision ("OTS") received by the Buyer under the Community Reinvestment Act was not less than "satisfactory."

         3.8 Regulatory Capital and Condition. The Buyer is in compliance with all applicable capital standards as of the date hereof and has no reason to believe that it will be unable to obtain the required regulatory approvals for the transactions contemplated herein solely as a result of its current level of regulatory capital.

         3.9 Compliance With Law. The business and operations of the Buyer have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the OTS and other federal authorities, including all regulations pertaining to the receipt of customer information required by federal law concerning tax payer identification numbers, social security numbers and the like.

         3.10 Brokers. Buyer has not engaged, or caused to be incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the transactions contemplated hereby, and as set forth in Section 11.2 hereof Buyer shall indemnify and hold Seller, the Holding Company or York, as applicable, harmless against any claim therefor.

         3.11     Financial Statements.

         (a) The Buyer has previously delivered to the Seller copies of the thrift financial report of the Buyer as of and for the year ended December 31, 1995 as filed with the Office of Thrift Supervision ("OTS"), and the Buyer shall deliver to the Seller as soon as practicable following the filing of additional thrift financial reports for each subsequent calendar year or quarter after the date thereof and up to the Closing Date (such thrift financial reports being hereafter referred to collectively as the "Thrift Financial Reports of the Buyer").

         (b) The Thrift Financial Reports of the Buyer have been or will be prepared in all respects in accordance with applicable regulatory accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Buyer have been, are being and will be maintained in accordance with applicable regulatory requirements, except as set forth in any examination or other reports of governmental regulatory authorities.


                                   ARTICLE IV
                THE REPRESENTATIONS AND WARRANTIES OF THE SELLER,
                          THE HOLDING COMPANY AND YORK

         Each of the Seller, the Holding Company and York, individually and separately, as to matters relating to their individual business and affairs and to no other, represents and warrants to the Buyer as follows:

         4.1 Authority Relative to this Agreement. The execution, delivery and performance of this Agreement by the Seller has been duly authorized and approved by all necessary corporate action on the part of the Seller and the Holding Company, and has been approved by the sole stockholder of Seller. This Agreement is legally binding and enforceable against the Seller, the Holding Company and York in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting the conservatorship or receivership of federal savings banks or the enforcement of creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. This Agreement and the transactions contemplated hereby do not and, subject to receipt of all required approvals and consents including the required consent of Nationsbank (as defined herein) with respect to the Loan Security Agreement among American Security Bank, N.A. ("Nationsbank"), York Associates, Inc., John
C. York, Jr. and Geraldine A. York dated November 17, 1992, as amended, will not violate any of the provisions of, or constitute a default under: (a) the Charter or Bylaws of the Seller or the Holding Company; or (b) any other material agreement, commitment or instrument to which the Seller, the Holding Company or York is a party or by which any of its respective properties or assets are bound; or, (c) constitute a violation by the Seller, the Holding Company or York of any law, rule or regulation of any governmental authority.

         4.2 Organization and Good Standing. (a) The Seller is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States and its deposits are insured by the FDIC, through the SAIF, to the maximum extent provided by law, and no action is pending or, to the knowledge of Seller, threatened by the FDIC with respect to the termination of such insurance. Seller has the corporate power and authority to carry on its business, including the maintenance of the Deposit Liabilities, as it is now being conducted and to consummate the transactions contemplated by this Agreement.

                  (b) The Holding Company is a Virginia corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. The Holding Company has the corporate power and authority to carry on its business as it is now being conducted and to consummate the transactions contemplated by this Agreement.

         4.3 Governmental Notices. None of the Seller, the Holding Company nor York has received a notice from any federal, state or other governmental agency indicating that such agency would oppose or not grant or issue its consent or approval, if required, with respect to the transactions contemplated hereby.

         4.4 Litigation. (a) Except as disclosed in Schedule 4.4(a), there is no action, suit, or proceeding or, to the knowledge of Seller, any investigation of any nature pending against the Seller or, to the knowledge of the Seller, threatened against or affecting the Seller before any court or arbitrator or any governmental body, agency, or official that challenges the validity or legality of the transactions contemplated by this Agreement or which would materially adversely affect the Deposit Liabilities or which could materially adversely affect the ability of the Seller to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement.

                  (b) Except as set forth in Schedule 4.4(b), there is no action, suit or proceeding or, to the knowledge of the Holding Company or York, any investigation of any nature pending against the Holding Company or York or, to the knowledge of the Holding Company or York, threatened against or affecting the Holding Company or York before any court or arbitrator or any governmental body, agency, or official that challenges the validity or legality of the transactions contemplated by this Agreement or which could materially adversely affect the ability of the Holding Company or York to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement.

         4.5 Compliance with Law. The business and operations of the Seller have been and are being conducted in all material respects in accordance with all applicable laws, rules, and regulations of the OTS and other federal authorities, including all regulations pertaining to the receipt of customer information required by federal law concerning taxpayer identification numbers, social security numbers and the like.

         4.6 Deposit Liabilities. All of the Deposit Liabilities were originated, maintained and collected and are in material compliance with the documents governing the relevant type of Deposit Liability and all applicable laws, rules, regulations, orders, judgments, injunctions, decrees and awards. The Seller has properly accrued interest on the Deposit Liabilities and the records respecting the Deposit Liabilities accurately reflect such accruals of interest. The Deposit Liabilities to be transferred hereby are deemed by the FDIC to be SAIF deposits. The Seller has delivered to the Buyer a true and complete copy of each of the documents governing the Deposit Liabilities and a true and correct copy of the current account forms for each of the types of Deposit Liabilities to be transferred by the Seller to the Buyer hereby. To the knowledge of Seller, all financial and Deposit Liability information provided to the Buyer by the Seller was and will be accurate and complete in all respects as of the date provided. Except as a result of maturity, accruing interest or withdrawal, and except as contemplated by Section 1.2, the maximum amount of the Deposit Liabilities is fixed as of the date of this Agreement.

         4.7 Regulatory Capital and Condition. The Seller is in compliance with all applicable capital standards as of the date hereof and has no reason to believe that it will be unable to obtain the required regulatory approvals for the transactions contemplated herein solely as a result of its current level of regulatory capital.

         4.8 Community Reinvestment Act. The most recent rating from the OTS received by Seller under the Community Reinvestment Act was not less than "satisfactory."

         4.9 Other Information. No representation or warranty by the Seller, the Holding Company or York contained in this Agreement or disclosure by the Seller, the Holding Company or York in any certificate or other instrument or document furnished or to be furnished by or on behalf of the Seller, the Holding Company or York pursuant to this Agreement, and no information furnished or to be furnished by the Seller, the Holding Company or York for use in applications to various regulatory authorities, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact which is necessary to make the statements contained herein or therein, in light of the circumstances under which they were or are made, not misleading in any material respect.

         4.10 Advice of Changes. Between the date hereof and the Closing Date, each of the Seller, the Holding Company and York shall promptly advise the Buyer in writing of any fact which, if existing or known as of the date hereof, would have made any of the representations contained herein untrue in any material respect.

         4.11 Brokers. Except for Danielson Associates Inc., each of the Seller, the Holding Company and York has not engaged, or caused to be incurred any liability to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery or performance of this Agreement or the transaction contemplated hereby, and Seller shall pay to Danielson Associates Inc. the fee due and owing thereto and as set forth in Section 11.2 hereof, Seller, the Holding Company and York shall indemnify and hold Buyer harmless against any claim therefor.

         4.12     Financial Statements; Filings.

                  (a) The Holding Company has no financial statements to deliver to the Buyer.

                  (b) The Seller has previously delivered to the Buyer copies of the thrift financial report of the Seller as of and for the year ended December 31, 1995 as filed with the OTS, and the Seller shall deliver to the Buyer as soon as practicable following the filing of additional thrift financial reports for each subsequent calendar year or quarter after the date thereof and up to the Closing Date (such thrift financial reports being hereafter referred to collectively as the "Thrift Financial Reports of the Seller").

                  (c) The Thrift Financial Reports of the Seller have been or will be prepared in all respects in accordance with applicable regulatory accounting principles, which principles have been or will be consistently applied during the periods involved, except as otherwise noted therein, and the books and records of the Seller have been, are being and will be maintained in accordance with applicable regulatory requirements, except as set forth in any examination or other reports of governmental regulatory authorities.

         4.13 Certain Other Agreements/Plan of Liquidation. The Seller has entered into other agreements in connection with the sale of its assets and certain liabilities other than the Deposit Liabilities, with FWB Bank and FWB Bancorporation and with GMAC. The Seller will provide to the Buyer within five
(5) business days a true and correct copy of its Plan of Liquidation as filed with the OTS, as amended, modified or supplemented, and the Seller will promptly furnish the Buyer with a true and correct copy of any future amendments, modifications or supplements to the Plan of Liquidation upon the filing or furnishing of the same to the OTS.


                                    ARTICLE V
                             COVENANTS OF THE BUYER

         The Buyer hereby covenants and agrees with the Seller, the Holding Company and York as follows:

         5.1 Confidentiality. The Buyer will cause all internal, nonpublic financial and business information obtained by it from the Seller, the Holding Company or York or otherwise relating to the Seller, the Holding Company or York to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information) and will not use such information for any purpose other than the purposes set forth in and contemplated by this Agreement; provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict the Buyer from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. In the event that Buyer becomes legally compelled to disclose any of the confidential information furnished to it by the Seller, the Holding Company or York pursuant to applicable law or regulation or by legal process, the Buyer will provide the Seller, the Holding Company or York, as applicable, with prompt notice in order that the Seller, the Holding Company or York, as applicable, may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Seller, the Holding Company or York, as applicable, waives compliance with the provisions of this Agreement, the Buyer will furnish only that portion of the confidential information that is legally required based on a written opinion of counsel to that effect and the Buyer will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the confidential information. The Buyer shall not be liable for the disclosure of the confidential information hereunder to a tribunal or governmental agency compelling such disclosure unless such disclosure to such tribunal or governmental agency was caused by or resulted from a previous disclosure by the Buyer or any of its agents, not permitted by this Agreement. If the transactions contemplated hereby shall not take place, all nonpublic financial statements, documents and other materials of the Seller, the Holding

Company or York and all copies thereof shall be returned to the Seller, the Holding Company or York, as applicable, and shall not thereafter be used by the Buyer.

         5.2 Use of the Seller's Name. On and after the Closing Date, except for one-on-one communication with depositors or regulatory authorities or in the context of referring to the Seller's prior ownership of the Deposit Liabilities, the Buyer shall not use the name, logo, trade name, service mark or other wording identified with the Seller other than as necessary in connection with the administration of the Deposit Liabilities. No activity conducted by the Buyer on or after the Closing Date shall state or imply that the Seller is in any way involved as a partner, joint venturer or otherwise in the business of or with the Buyer.

         5.3 Best Efforts to Satisfy Conditions. The Buyer covenants with the Seller, the Holding Company and York and agrees that it: (a) will use its best efforts to satisfy the conditions to which the obligations of the Seller, the Holding Company and York are subject, pursuant to this Agreement, on or prior to the Closing Date; and (b) will fully cooperate to facilitate the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE VI
                            COVENANTS OF THE SELLER,
                          THE HOLDING COMPANY AND YORK

         Each of the Seller, the Holding Company and York, individually and separately, hereby covenants and agrees with the Buyer as follows:

         6.1 Access to Records and Information; Personnel; Customers. Between the date of this Agreement and the Closing Date, the Seller shall afford to the Buyer and its authorized agents and representatives access, during normal business hours and upon reasonable notice, to the properties, operations, books, records, contracts, documents and other information of or relating to the Deposit Liabilities. The Seller shall cause its personnel to provide assistance in the Buyer's investigation of matters relating to the Deposit Liabilities; provided, however, that the Buyer's investigation shall be conducted in a manner which does not unreasonably interfere with the Seller's normal obligations, customers and employee relations and provided further that the right of access and examination granted hereby is subject to the requirements of financial privacy laws or similar laws relating to account holders and other records. The foregoing rights granted to the Buyer shall not, whether or not the same are exercised, affect the representations and warranties in this Agreement made by the Seller, the Holding Company and York.

         6.2 Conduct of Business: Certain Covenants. From and after the execution and delivery of this Agreement and until the Closing Date, the Seller will: (a) comply in all material respects with all applicable laws and regulations relating to the administration of the Deposit Liabilities; and (b) retain all necessary business permits, licenses, registrations and authorizations relating to the Deposit Liabilities.

         6.3 Negative Covenants. Except as may be required by regulatory authorities, the Seller shall not, during the term of this Agreement, without the prior consent of the Buyer, which shall not be unreasonably withheld: (a) transfer to any other person any Deposit Liabilities, it being understood that any deposits not being transferred pursuant hereto are not included in such prohibition against transfer, except upon the unsolicited request of a depositor in the ordinary course of business; or (b) transfer, assign, encumber or otherwise dispose of or enter into any contract or agreement with any other party to transfer, assign, encumber or otherwise dispose of any or all of the Deposit Liabilities, except pursuant to this Agreement and except that the Seller may, after June 30, 1996, solicit indications of interest or negotiate or enter into understandings with other potential acquirors for the acquisition of the Deposit Liabilities which acquisition shall not occur until this Agreement is terminated.

         6.4 Confidentiality. The Seller, the Holding Company and York will cause all internal, nonpublic financial and business information obtained by it from the Buyer or otherwise relating to the Buyer to be treated confidentially (exercising the same degree of care as it uses to preserve and safeguard its own confidential information) and will not use such information for any purpose other than the purposes set forth in or contemplated by this Agreement; provided, however, that notwithstanding the foregoing, nothing contained herein shall prevent or restrict the Seller, the Holding Company or York, as applicable, from making such disclosure thereof as may be required by law or as may be required in the performance of this Agreement. In the event that Seller, the Holding Company or York, as applicable, becomes legally compelled to disclose any of the confidential information furnished to it by the Buyer pursuant to applicable law or regulation or by legal process, the Seller, the Holding Company or York, as applicable, will provide the Buyer with prompt notice in order that the Buyer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Buyer waives compliance with the provisions of this Agreement, the Seller, the Holding Company or York, as applicable, will furnish only that portion of the confidential information that is legally required based on a written opinion of counsel to that effect and the Seller, the Holding Company or York, as applicable, will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded the confidential information. The Seller, the Holding Company or York, as applicable, shall not be liable for the disclosure of the confidential information hereunder to a tribunal or governmental agency compelling such disclosure unless such disclosure to such tribunal or governmental agency was caused by or resulted from a previous disclosure by the Seller, the Holding Company or York, as applicable, or any of its agents, not permitted by this Agreement. If the transactions contemplated hereby shall not take place, all nonpublic financial statements, documents and other materials of the Buyer and all copies thereof shall be returned to the Buyer and shall not thereafter be used by the Seller, the Holding Company or York, as applicable.

         6.5 Transfer of Data. From the date hereof through the Closing Date, the Seller shall cooperate and work with the Buyer to complete the tasks required to facilitate the conversion of the Deposit Liabilities. Such tasks include, but are not limited to, providing the Buyer with updated tapes, reports, and other items as are necessary to complete the conversion process and related testing procedures. Within thirty (30) days from the date hereof, the Seller shall provide the Buyer, at the Seller's expense, with initial computer tapes, reports and related documentation of the Deposit

Liabilities in a format acceptable to the Buyer. The Seller agrees to reasonably cooperate in resolving any conversion related issues arising from the conversion of the Deposit Liabilities for a period of ninety (90) days following the date that the conversion is completed. Conversion will occur on the business day following the Closing Date.

         6.6 Forms. Concurrent with the execution of this Agreement, the Seller will provide Buyer with copies of the forms of the signature cards, deposit account forms, Regulation E disclosures, Truth-in-Savings disclosures, deposit account agreements, and IRA and Keogh trust agreements and beneficiary designations, as well as the forms of any other instruments or agreements used in connection with the Deposit Liabilities.

         6.7 Best Efforts to Satisfy Conditions. Each of the Seller, the Holding Company and York, individually and separately, covenants with the Buyer and agrees that it: (a) will use its best efforts to satisfy the conditions to which the obligations of the Buyer are subject pursuant to this Agreement, on or prior to the Closing Date; and (b) will fully cooperate to facilitate the consummation of the transactions contemplated by this Agreement.

         6.8 Further Assurances. On and after the Closing Date, the Seller, the Holding Company and York shall give such further assurances to the Buyer and, upon the Buyer's request, shall execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be necessary and appropriate to effectively transfer the Deposit Liabilities to the Buyer.

         6.9 Covenant Not to Compete. Each of the Seller, the Holding Company and York individually and separately, hereby covenants with the Buyer and agrees that: (a) following the consummation of this transaction and for a period of two
(2) years commencing as of the Closing Date, neither the Seller, the Holding Company, nor York shall directly or indirectly offer deposit products to the customers who own the Deposit Liabilities as of the Closing Date, except to those customers who have or acquire other deposit accounts with Seller; and (b) neither the Seller, the Holding Company nor York will use in any manner (except as contemplated herein) any list of customers associated with the Deposit Liabilities (the "Depositor Lists"); and (c) prior to the Closing, the Seller, the Holding Company and York will require their respective employees and agents to execute a confidentiality agreement relating to the Deposit Liabilities, the terms of which are reasonably acceptable to Buyer, Seller, the Holding Company and York. The parties hereto agree that the Purchase Price Adjustment includes consideration for the foregoing covenant not to compete. If any term of the covenant not to compete, as set forth in this Section 6.9, or the application of any term to any person or set of circumstances, shall be determined to be invalid, unlawful or unenforceable to any extent at any time after the Closing Date, the remainder of the covenant not to compete, and the application of such terms to persons or circumstances other than those as to which it is determined to be invalid, unlawful or unenforceable, shall not be affected and shall continue to be enforceable to the fullest extent permitted by law.

         6.10 Consent of Nationsbank. The Holding Company shall use its best efforts to obtain the consent of Nationsbank to this Agreement as soon as possible, but not later than June 15, 1996.

                                   ARTICLE VII
                         JOINT COVENANTS OF THE PARTIES

         7.1 Required Approvals. As soon as practicable after the execution of this Agreement, the parties shall, at their own respective expense, prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all federal and state authorities required on the part of each respective party for the transactions described in this Agreement to be consummated, including without limitation, applications with the OTS. Thereafter, the parties shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the transactions contemplated herein to be consummated. Each party shall deliver to the other, after the filing thereof, copies of all of such applications, filings, registrations, and notifications for which such party is principally responsible (except for any portions thereof containing confidential information relating to the principally responsible party and so marked as confidential), and any supplement, amendment, or item of additional information in connection therewith (except for any portions thereof containing confidential information relating to the principally responsible party and so marked as confidential). Each party shall also deliver promptly to the other a copy of each material notice, order, opinion, and other item of correspondence received by such party from such federal and state authorities (except for any portions thereof containing confidential information relating to the principally responsible party and so marked as confidential) and shall advise the other party of developments and progress with respect to such matters.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS

         The obligations of the Seller under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of the Seller), on or before the Closing Date (except with respect to those conditions requiring satisfaction prior to the Closing Date), of the following conditions:

         8.1 Regulatory Approvals. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies necessary or appropriate to permit the parties hereto to consummate the transactions contemplated hereby shall have been obtained, and all required waiting periods shall have expired.

         8.2 Compliance by the Buyer. All terms, agreements, covenants and conditions of this Agreement to be complied with and performed by the Buyer on or before the Closing Date shall have been fully complied with and performed.

         8.3 Renewal of Representations and Warranties. The Buyer's representations and warranties contained in this Agreement shall be deemed to have been made again as of the Closing Date and, except as otherwise contemplated by this Agreement, shall then be true in all material respects.

         8.4 Delivery of Documents. On or prior to the Closing Date, the Buyer shall have delivered the following documents to the Seller:

         (a) An executed Closing Statement, as required by Section 2.3 hereof;

         (b) Wire transfer instructions;

         (c) An executed receipt for the payment of the Deposit Liabilities and the Escrow Payment by the Seller from the Escrow Agent;

         (d) An executed Assignment and Assumption of Accounts Agreement in substantially the form set forth in Exhibit C hereto;

         (e) An executed Assignment, Transfer and Appointment of Successor Trustee for Individual Retirements Accounts and Keogh Accounts in substantially the form set forth in Exhibit D hereto;

         (f) An executed Escrow Agreement in substantially the form set forth in Exhibit B hereto;

         (g) Resolutions of the Buyer's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (h) A certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of the Buyer as to the incumbency and signatures of officers of the Buyer executing this Agreement and all instruments, certificates and documents required to be delivered at the Closing;

         (i) A certificate, dated as of the Closing Date, signed on behalf of the Buyer by a duly authorized officer of the Buyer stating that the conditions precedent to the obligations of the Seller pursuant to this Agreement have been fulfilled; and,

         (j) The consent of Nationsbank to this Agreement shall have been received by the Holding Company and delivered to Buyer pursuant to Section 6.10 hereof.

         8.5 Litigation. No action, suit, proceeding, or claim shall have been instituted, made, or, to the knowledge of Buyer, threatened by any person relating to the validity, propriety or closing of the transactions contemplated by this Agreement.

                                   ARTICLE IX
                 CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

         The obligations of the Buyer under this Agreement are subject to the fulfillment (or waiver in writing by a duly authorized officer of the Buyer), on or before the Closing Date (except with respect to those conditions requiring satisfaction prior to the Closing Date), of each of the following conditions:

         9.1 Regulatory Approvals. All required licenses, approvals and consents of any relevant state, federal or other regulatory agencies necessary or appropriate to permit the parties hereto to consummate the transactions contemplated hereby shall have been obtained, and all required waiting periods shall have expired; provided, however, that there shall not be any action taken by any governmental entity, or any statute, rule, regulation or order enacted, entered, or enforced, which, in connection with the grant of any regulatory approval, imposes any non-customary materially adverse requirement upon the Buyer or its affiliates.

         9.2 Compliance by the Seller. All terms, agreements, covenants and conditions of this Agreement to be complied with and performed by the Seller, the Holding Company and York on or before the Closing Date shall have been fully complied with and performed.

         9.3 Renewal of Representations and Warranties. The representations and warranties of the Seller, the Holding Company and York contained in this Agreement shall be deemed to have been made again as of the Closing Date and, except as otherwise contemplated by this Agreement, shall then be true in all material respects.

         9.4 Delivery of Documents. On or prior to Closing Date, the Seller, the Holding Company and York, as applicable, shall have delivered the following documents to the Buyer or taken the following action:

         (a) An executed Closing Statement, as required by Section 2.3;

         (b) Payment of the Deposit Liabilities to the Buyer's account pursuant to the Buyer's wire transfer instructions;

         (c) Payment into the escrow account as required by Section 2.9 hereof and receipt thereof from the Escrow Agent;

         (d) An executed Assignment and Assumption of Accounts Agreement in substantially the form set forth in Exhibit C hereto;

         (e) An executed Assignment, Transfer and Appointment of Successor Trustee for Individual Retirement Accounts and Keogh Accounts in substantially the form set forth in Exhibit D hereto;

         (f) An executed Escrow Agreement in substantially the form set forth in Exhibit B hereto;

         (g) Such other assignment and other instruments and documents as counsel for the Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to the Buyer the Deposit Liabilities pursuant to this Agreement;

         (h) Resolutions of the Board of Directors of each of the Seller and the Holding Company, certified by its respective Secretary or Assistant Secretary, authorizing the signing and delivery of this Agreement and the consummation of the transactions contemplated hereby;

         (i) A certificate, dated as of the Closing Date, of the Secretary or Assistant Secretary of each of the Seller and the Holding Company as to the incumbency and signature of officers of that entity executing this Agreement and all instruments, certificates and documents required to be delivered at the Closing;

         (j) A certificate, dated as of the Closing Date, signed on behalf of each of the Seller and the Holding Company by a duly authorized officer of that entity, and with respect to York, by York stating that the conditions precedent to the obligations of the Buyer pursuant to this Agreement have been fulfilled;

         (k) A listing of the Deposit Liabilities as of the Estimation Date (the "Deposit Listings") on magnetic tape or utilizing such other method of information transfer as may be required by Section 6.5 of this Agreement, which Deposit Listing shall include account number, the outstanding principal balance, and the accrued interest of each Deposit Liability;

         (l) All Records (as the term is defined herein). "Records" shall mean: all records and documents (including originals thereof) relating to the Deposit Liabilities (such documents to be furnished to Buyer in the form of hard (paper) copies of each record) including without limitation:

                  (i) copies of signature cards which indicate account ownership for each deposit account, and supporting account documentation, such as powers of attorney, partnership agreements, corporate resolutions, documentation of estates, trust agreements, death certificates, title changes, and similar items;

                  (ii) copies of account terms and conditions for all accounts;

                  (iii) copies of documents related to legal holds;

                  (iv) copies of IRA Custodial Agreement documentation and supporting documentation for each IRA depositor;

                  (v) listings for all accounts of account number, interest rate, account open date, account maturity date, account names, addresses and primary tax identifying number and transaction history, to the extent available; and,

                  (vi)  any  other  correspondence,   agreements,  contracts  or
         written material relating to the Deposit Liabilities.

         (m) The consent of Nationsbank to this Agreement shall have been received by the Holding Company and delivered to Buyer pursuant to Section 6.10 hereof.

         9.5 Litigation. No action, suit, proceeding, or claim shall have been instituted, made, or, to the knowledge of Seller, threatened by any person relating to the validity, propriety or closing of the transactions contemplated by this Agreement.


                                    ARTICLE X
                                   TERMINATION

         10.1 Termination Provisions. This Agreement may be terminated at any time prior to the Closing Date:

         (a) Mutual Consent. By mutual written consent of the Seller and the Buyer;

         (b) Conditions Precedent. By either the Seller or the Buyer in the event any of the conditions precedent to their own obligations as set forth in Articles VIII and IX have not been met and satisfied or waived or shall have become impossible of fulfillment;

         (c) Elapsed Time. By either the Seller or the Buyer if the Closing Date does not occur on or before July 31, 1996, or such later date as the parties may mutually agree upon;

         (d) Due Diligence. By the Buyer at any time up to and including two weeks from the date of this Agreement, if based upon the Buyer's corporate investigation of the Seller, the Buyer reasonably determines that the business and operations of the Seller relating to the Deposit Liabilities or the Deposit Liabilities are not substantially as represented and warranted on the date of this Agreement; or

         (e) Breach of Representations, etc. (i) By the Buyer, if there has been any breach by the Seller, the Holding Company or York of any material representation and warranty in any respect or any breach by the Seller, the Holding Company or York of any material covenant, undertaking or restriction contained in this Agreement, or (ii) by the Seller, if there has been any breach by the Buyer of any material representation and warranty in any respect or any breach by the Buyer of any material covenant, undertaking or restriction contained in this Agreement.

         10.2 Procedure Upon Termination. In the event of termination pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties, and this Agreement shall terminate immediately upon receipt of such notice, unless an extension is consented to by the party having the right to terminate. Nothing contained in this Section 10.2 shall be deemed to excuse any party for a breach prior to such termination of any of its obligations or agreements undertaken or made in this Agreement.

                                   ARTICLE XI
                                    EXPENSES

         11.1 Expenses. Except as expressly provided in this Agreement, each party hereto shall pay its own expenses related to the transactions contemplated by this Agreement.

         11.2 Brokers' Fees. The Seller, the Holding Company and York will indemnify and save harmless the Buyer from and against any and all finders' fees, brokers' commissions or other similar fees or expenses incurred by the Seller and arising out of or in connection with the transactions contemplated hereby. The Buyer will pay, indemnify and save harmless the Seller, the Holding Company or York, as applicable from and against any and all finders' fees, brokers' commissions or other similar fees or expenses incurred by the Buyer and arising out of or in connection with the transactions contemplated hereby. The Seller will pay the fee of Danielson Associates Inc.

                                   ARTICLE XII
                                OTHER AGREEMENTS

         12.1 Backup Withholding. Any amounts required by any governmental agencies to be withheld from any of the Deposit Liabilities (the "Withholding Obligations") will be handled as follows:

         (a) Any Withholding Obligations required to be remitted to the appropriate governmental agency prior to the Closing Date will be withheld and remitted by the Seller;

         (b) Any Withholding Obligations required to be remitted to the appropriate governmental agency on or after the Closing Date will be remitted by the Buyer. At the Closing, the Seller will remit to the Buyer all sums withheld by the Seller pursuant to Withholding Obligations which funds are or may be required to be remitted to governmental agencies on or after the Closing Date.

         12.2 IRAs and Keoghs. The Seller will provide the Buyer with the proper trust documents for any IRA or Keogh deposits assumed by the Buyer pursuant to this Agreement. The Buyer shall be responsible for all federal and state income tax reporting from the Closing Date through the end of the calendar year in which the Closing Date occurs and thereafter. The Seller shall provide to the Buyer information in the Seller's possession reasonably requested by the Buyer to satisfy its obligations hereunder.

         12.3 Interest Reporting. The Buyer shall report from the Closing Date through the end of the calendar year in which the Closing Date occurs all interest credited to, interest paid by, interest withheld from, and early withdrawal penalties charged to the Deposit Liabilities. Said reports shall be made to the holder of deposit accounts, as the case may be, and to the applicable federal and state regulatory agencies. The Seller shall provide to the Buyer information in the Seller's possession reasonably requested by the Buyer to satisfy its obligations hereunder.

         12.4 Pre-Closing Notices to Depositors. On such date as the Buyer may determine prior to the Closing Date, with the consent of the Seller, the Seller and the Buyer, at Buyer's expense, will notify all owners of the Deposit Liabilities (the "Depositors") whose accounts are to be conveyed to and assumed by the Buyer of the pending transfer of those accounts. This notice will include a statement by the Seller urging Depositors to maintain their deposits with the Buyer. This notice will be in a form acceptable to both parties and in compliance with all federal regulations. The Seller will cooperate with the Buyer in providing such other notices to the Depositors as the Buyer may reasonably request. In addition, the Buyer may, at its own expense, communicate with and deliver information, brochures, bulletins, press releases and other communications to the Depositors concerning the transactions contemplated by this Agreement and concerning the business and operations of the Buyer; provided, however, that all such communications shall be subject to reasonable approval by the Seller. The Seller, if so requested by the Buyer, shall on behalf of the Buyer, and at the Buyer's expense, furnish such information and communications to the Depositors in as reasonably a manner as is practicable.

         12.5 Post-Closing Certification. Within five (5) business days after the Closing Date, the Seller shall deliver to the Buyer a statement setting forth the aggregate amount of Deposit Liabilities as of the close of business on the Closing Date, including accrued interest thereon, with a certification of the chief financial officer or other appropriate officer of the Seller, certifying that the information contained in the statement is true, correct, and complete.

         12.6 Post Closing Access to Records. After the Closing Date, the Seller shall provide the Buyer with access to, and will upon the Buyer's request and at Buyer's expense provide the Buyer with copies of, any records or documents which are not transferred to the Buyer pursuant to the Agreement, but which may be necessary to the Buyer in connection with its assumption of the Deposit Liabilities.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.1 Indemnification of the Buyer. After the Closing, each of the Seller, the Holding Company and York shall, individually and separately, indemnify and hold harmless the Buyer, and its successors and assigns, against and from any loss, liability, obligation, claim, demand, damage or expense, including without limitation reasonable attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by the Buyer or any of its successors or assigns, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

         (a) for any claim made by Buyer within one (1) year after the Closing Date of any false, misleading or inaccurate representation or warranty made by the Seller, the Holding Company or York in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, or any breach of or omission with respect to any such representation or warranty; provided, however, that Seller shall not indemnify Buyer for any breach of or omission with respect to a representation or warranty of York or the Holding Company, and York and the Holding Company shall indemnify the Buyer for any breach of or omission with respect to a representation or warranty of the Seller;

         (b) for any claim made by Buyer within one (1) year after the Closing Date of any breach, violation or nonfulfillment by the Seller, the Holding Company or York of, or any failure by the Seller, the Holding Company or York to perform, any covenant, agreement, obligation or other provision contained in this Agreement; provided, however, that Seller shall not indemnify Buyer for any breach, violation, nonfulfillment or failure to perform by York or the Holding Company, and York and the Holding Company shall indemnify Buyer for any breach, violation, nonfulfillment or failure to perform by the Seller;

         (c) for any claim made by Buyer within one (1) year after the Closing Date of any claim, liability, obligation or penalty related to the Deposit Liabilities transferred pursuant to this Agreement arising out of or relating to the preparation or submission by the Seller, the Holding Company or York of (or failure to prepare or submit) information, returns or reports required by applicable federal or state laws, rules, regulations, orders, judgments, injunctions, decrees and awards (and interpretations thereof) (including without limitation, the federal Truth in Savings Act of 1991, as amended), except to the extent that such claim, liability or obligation is determined by final order of a court of competent jurisdiction to be caused by the Buyer's gross negligence, willful misconduct or malfeasance; provided, however, that Seller shall not indemnify Buyer for any submission or preparation or failure to submit or prepare any information, return or report by York or the Holding Company; and the Holding Company and York shall indemnify Buyer for any submission or preparation or failure to submit or prepare any information, return or report by the Seller;

         (d) for any claim made by Buyer within one (1) year after the Closing Date of any claim or liability arising out of the Seller's failure to properly record accrued interest on the Deposit Liabilities;

         (e) for any claim made by Buyer within one (1) year after the Closing Date of any liability of the Seller not expressly assumed by the Buyer pursuant to Section 1.1 of this Agreement;

         (f) for any action, lawsuit or other proceeding arising from or relating to any of the foregoing if a claim is made by Buyer within the periods set forth above; provided, however, that the one year indemnity periods set forth in subsections (a) through (e) of this Section 13.1 shall be extended with respect to claims in respect to taxes to 30 days after the expiration of the applicable statutory period for the assessment of taxes.


provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against the Buyer in respect of which the Buyer proposes to demand indemnification, the Buyer shall notify the Seller, the Holding Company or York, as applicable, thereof within a reasonable period of time after such assertion. Subject to rights of or duties to any insurer or other person or entity having liability therefor and to such conditions as the Buyer may determine to be reasonably necessary for the protection of its interests, the Seller, the Holding Company or York, as applicable, shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel, which counsel must be reasonably acceptable to the Buyer, and at any time thereafter to exercise on behalf of the Buyer any rights which may mitigate any of the foregoing; provided, however, that if the Seller, the Holding Company or York, as applicable, shall have exercised its right to assume such control, the Buyer (i) may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by the Seller, the Holding Company or York, as applicable, and in the later case, at the Buyer's sole expense) in any such matter, and in such event counsel selected by the Seller, the Holding Company or York, as applicable, shall be required to cooperate with such counsel of the Buyer in such defense, compromise or settlement for the purpose of informing and sharing information with the Buyer and (ii) will, at its own expense, make available to the Seller, the Holding Company or York, as applicable, those employees of the Buyer or any affiliate of the Buyer whose assistance, testimony or presence is necessary to assist the Seller in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment, except that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the businesses of the Buyer and its affiliates. No such action, suit, proceeding, claim, liability, demand or assessment shall be settled without the prior written consent of the Buyer, which consent shall not unreasonably be withheld.

         13.2 Indemnification of the Seller, the Holding Company and York. After the Closing, the Buyer shall indemnify and hold harmless the Seller, the Holding Company and York and their respective heirs, personal representative, successors and assigns, against and from any loss, liability, obligation, claim, demand, damage or expense, including without limitation reasonable attorneys' fees and disbursements, which is directly or indirectly suffered or incurred at any time by the Seller, the Holding Company or York or any of their respective heirs, personal representatives, successors or assigns, and which arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, any of the following:

         (a) for any claim made by Seller, the Holding Company or York within one (1) year after the Closing Date of any false, misleading or inaccurate representation or warranty made by the Buyer in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, or any breach of or omission with respect to any such representation or warranty;

         (b) for any claim made by Seller, the Holding Company or York within one (1) year after the Closing Date of any breach, violation or nonfulfillment by the Buyer of, or any failure by the Buyer to perform, any covenant, agreement, obligation or other provision contained in this Agreement;

         (c) for any claim made by Seller, the Holding Company or York within one (1) year after the Closing Date of any claim, liability, obligation or penalty related to the Deposit Liabilities transferred pursuant to this Agreement arising out of or relating to the Buyer's preparation or submission of (or failure to prepare or submit) information, returns or reports required by applicable federal or state laws, rules, regulations, orders, judgments, injunctions, decrees and awards (and interpretations thereof) (including without limitation, the federal Truth in Savings Act of 1991, as amended), except to the extent that such claim, liability or obligation is determined by final order of a court of competent jurisdiction to be caused by the Seller's, the Holding Company's or York's gross negligence, willful misconduct or malfeasance;

         (d) for any claim made by Seller, the Holding Company or York within one (1) year after the Closing Date of any claim or liability arising out of the Buyer's failure to properly record accrued interest on the Deposit Liabilities;

         (e) any action, lawsuit or other proceeding arising from or relating to any of the foregoing if a claim is made by Seller, the Holding Company or York within the periods set forth above;

provided, however, that if any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against the Seller, the Holding Company or York in respect of which the Seller, the Holding Company or York proposes to demand indemnification, the Seller, the Holding Company or York, as applicable, shall notify the Buyer thereof within a reasonable period of time after such assertion. Subject to rights of or duties to any insurer or other persons or entity having liability therefor and to such conditions as the Seller, the Holding Company or York, as applicable, may determine to be reasonably necessary for the protection of its interest, the Buyer shall have the right within ten
(10) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel, which counsel must be reasonably acceptable to the Seller, the Holding Company or York, as applicable, and at any time thereafter to exercise on behalf of the Seller, the Holding Company or York, as applicable, any rights which may mitigate any of the foregoing; provided, however, that if the Buyer shall have exercised its right to assume such control, the Seller, the Holding Company or York, as applicable, (i) may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by the Buyer, and in the latter case, at the Seller's, the Holding Company's or York's sole expense) in any such matter, and in such event counsel selected by the Buyer shall be required to cooperate with such counsel of the Seller, the Holding Company or York, as applicable, in such defense, compromise or settlement for the purpose of informing and sharing information with the Seller, the Holding Company or York, as applicable, and (ii) will, at its own expense, make available to the Buyer those employees of the Seller, the Holding Company or York or any affiliate of the Seller, the Holding Company or York whose assistance, testimony or presence is necessary to assist the Buyer in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment, except that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Seller, the Holding Company or York. No such action, suit, proceeding, claim, liability, demand or assessment shall be settled without the prior written consent of the Seller, the Holding Company or York, as applicable, which consent shall not unreasonably be withheld.

         13.3 Survival. The representations, warranties, covenants, agreements and obligations of the Seller, the Holding Company or York, on the one hand, and of the Buyer, on the other hand, contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing Date for the time periods set forth in Sections 13.1 and 13.2 above.


                                   ARTICLE XIV
                          AMENDMENT, WAIVER AND NOTICE

         14.1 Amendment. No amendment, modification or supplement to this Agreement shall be binding unless in writing and executed by the party sought to be bound thereby. Any duly authorized officer of the Seller or the Buyer may make, execute and deliver such amendment or amendments, modifications, or supplements to this Agreement as any one of such officers signing any such amendment, modification or supplement on behalf of a party may approve, as shall be conclusively evidenced by his or her signature to any such amendment, modification or supplement, in such manner as may be agreed upon by the Buyer and Seller in writing at any time.

         14.2 Waiver. The failure of either party at any time or times to require performance at any time prior to the Closing Date of any provision hereof shall in no manner affect such party's right at a later time prior to the Closing Date to enforce the same. No waiver at any time prior to the Closing Date by either party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, covenant, representation or warranty of this Agreement.

         14.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, registered or certified mail, postage prepaid, as follows:

         If to the Buyer:

             TeleBank
             1111 North Highland Street
             Arlington, VA  22201
             Attention:  Michael T. Girouard
                           Chief Investment Officer
         with a copy to:

                  Stuart G. Stein, Esq.
                  Margaret Rhinelander, Esq.
                  Hogan & Hartson L.L.P.
                  Columbia Square
                  555 13th Street, N.W.
                  Washington, D.C.  20004-1109


         If to the Seller:

                  First Commonwealth Savings Bank FSB
                  301 South Washington Street
                  Alexandria, Virginia  22314
                  Attention:  Robert N. Kemp, Jr., President

         with a copy to:

                  W. Michael Herrick, Esq.
                  Jeffrey A. Koeppel, Esq.
                  Elias, Matz, Tiernan & Herrick L.L.P.
                  12th Floor, The Walker Building
                  734 15th Street, N.W.
                  Washington, D.C.  20005

         If to the Holding Company or Mr. York:

                  John C. York, Jr.
                           or
                  First Commonwealth Financial Corp
                  12105 Greenleaf Avenue
                  Potomac, Maryland  20854
                  Attn: John C. York, Jr.

         with copy to :

                  Richard E. Byer, P.C.
                  Silver Freedman & Taff, L.L.P.
                  1100 New York Avenue, Northwest
                  Washington, D.C.  20005


                                   ARTICLE XV
                                     GENERAL

         15.1 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia and, to the extent applicable or preemptive, to the laws of the United States.

         15.2 Entire Agreement. This Agreement and the Exhibits attached hereto set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior writings, agreements, arrangements and understandings related to the subject matter hereof.

         15.3 Method of Consent or Waiver. Any consent hereunder or any waiver of conditions or covenants as may be herein provided for, subject to all of the other requirements contained in this Agreement, shall be evidenced in writing, properly executed by a duly authorized officer of the party so electing hereunder.

         15.4 Public Announcement. The Seller and the Buyer shall consult with one another concerning the form and substance and timing of any press release of any matters relating to this Agreement.

         15.5 No Assignment. Neither party shall assign or transfer any right or interest in and to this Agreement, without the prior written consent of the other party, except that either party may assign its rights hereunder to any successor thereto by merger or otherwise.

         15.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

         15.7 Reliance on Headings, Etc. The Article, Section and Subsection Headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         15.8 Specific Performance. The parties agree that there is no adequate remedy for breach of the obligations contained in this Agreement and agree that such obligations shall be enforceable by specific performance and injunctive relief without the need to post bond, in the event of such breach.

         15.9     Consent to Jurisdiction; Waiver of Jury Trial.

         (a) EACH PARTY HERETO, TO THE EXTENT IT MAY LAWFULLY DO SO, HEREBY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF VIRGINIA AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA, AS WELL AS TO THE JURISDICTION OF ALL COURTS FROM WHICH AN APPEAL MAY BE TAKEN OR OTHER REVIEW SOUGHT FROM THE AFORESAID COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF SUCH PARTY'S OBLIGATIONS UNDER OR WITH RESPECT TO THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE IN ANY OF SUCH COURTS.

         (b) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONCERNED WITH THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY HERETO, NOR ANY ASSIGNEE OR SUCCESSOR OF A PARTY HERETO SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY OF THE AGREEMENTS, INSTRUMENTS OR DOCUMENTS CONTEMPLATED HEREBY. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THE
PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                                    TELEBANK



                                     By:      /s/ Michael T. Girouard
                                     ---      -----------------------
                                              Michael T. Girouard
                                              Chief Investment Officer




                                     FIRST COMMONWEALTH SAVINGS BANK FSB



                                     By:      /s/ Robert N. Kemp, Jr.
                                     ---      -----------------------
                                              Robert N. Kemp, Jr.
                                              President




                                     FIRST COMMONWEALTH FINANCIAL CORP



                                     By:      /s/ John C. York, Jr.
                                     ---      ---------------------
                                              Chairman




                                     JOHN C. YORK, JR.



                                     /s/ John C. York, Jr.
                                     ---------------------